SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2003

GEMSTAR – TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26878 (Commission File Number)	95-4782077 (IRS Employer Identification No.)

135 North Los Robles Avenue,

Suite 800

Pasadena, California 91101

(Address of Principal Executive Offices and Zip Code)

(626) 792-5700

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On February 6, 2003, Gemstar-TV Guide International, Inc., a Delaware corporation (the “Company”), announced that it had reached a settlement with the United States Department of Justice (“DOJ”) with regard to the DOJ’s belief that the Company engaged in unlawful coordination of activities prior to the merger between the Company’s predecessor, Gemstar International Group Limited, and TV Guide, Inc. (“TV Guide”) on July 12, 2000. As part of the settlement, which includes no admission of wrongdoing by the Company, the Company has agreed to pay the government a civil penalty in the amount of $5.7 million. The Company has also agreed to implement an antitrust compliance program and to refrain from prohibited pre-merger conduct in the future. In addition, the Company has agreed to offer eight small service providers that entered into interactive program guide agreements with TV Guide between June 10, 1999 and July 12, 2000 the option to terminate those agreements without penalty. The settlement is expected to become final after a public comment period of 60 days from the filing of the settlement order.

A copy of the press release issued by the Company on February 6, 2003, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

Exhibit No.	Description

99.1	Press Release of Gemstar-TV Guide International, Inc. issued February 6, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2003

GEMSTAR –TV GUIDE INTERNATIONAL, INC.

By:	/s/ STEPHEN H. KAY
Stephen H. Kay Executive Vice President and General Counsel

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